Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 219-1410

Government Properties Income Trust Announces Fourth Quarter and Year End 2016 Results
Fourth Quarter Net Income of $0.17 Per Share
Fourth Quarter Normalized FFO of $0.58 Per Share
Same Property Occupancy was 95.1% at Year End, Up 30 Basis Points Year Over Year
Completed 386,972 Square Feet of Leasing in the Fourth Quarter for a 4.3% Increase in Rents

Newton, MA (February 22, 2017): Government Properties Income Trust (Nasdaq: GOV) today announced its financial results for the quarter and year ended December 31, 2016.

David Blackman, President and Chief Operating Officer of GOV, made the following statement:

"During the fourth quarter, Government Properties Income Trust continued to focus on leasing activity, which resulted in an increase in same property NOI. We completed leases for 386,972 square feet at rents that were 4.3% higher than previous rents for the same space, and we increased consolidated occupancy by 60 basis points year over year to 95.1% at year end. We also acquired three properties totaling approximately 562,000 square feet for $131.3 million since the end of the previous quarter."

Results for the Quarter Ended December 31, 2016:

Net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, was $12.1 million, or $0.17 per diluted share, for the quarter ended December 31, 2016, compared to a net loss of $2.3 million, or $0.03 per diluted share, for the quarter ended December 31, 2015. The net loss for the quarter ended December 31, 2015 included a non-cash loss on the distribution of The RMR Group Inc. (Nasdaq: RMR) common stock to GOV's shareholders of $12.4 million, or $0.17 per diluted share. The weighted average number of diluted common shares outstanding was 71.1 million for the quarter ended December 31, 2016, and 71.0 million for the quarter ended December 31, 2015.

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2016 were $41.5 million, or $0.58 per diluted share, compared to Normalized FFO for the quarter ended December 31, 2015 of $43.6 million, or $0.61 per diluted share.

Reconciliations of net income (loss) determined in accordance with GAAP to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2016 and 2015 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Year Ended December 31, 2016:

Net income determined in accordance with GAAP was $57.8 million, or $0.81 per diluted share, for the year ended December 31, 2016, compared to a net loss of $210.0 million, or $2.97 per diluted share, for the year ended December 31, 2015. The net loss for the year ended December 31, 2015 included non-cash losses on impairment and equity issuances by an investee totaling $245.4 million, or $3.48 per diluted share, and a non-cash loss on the distribution of The RMR Group Inc. (Nasdaq: RMR) common stock to GOV's shareholders of $12.4 million, or $0.18 per diluted share. The weighted average number of diluted common shares outstanding was 71.1 million for the year ended December 31, 2016, and 70.7 million for the year ended December 31, 2015.

Normalized FFO for the year ended December 31, 2016 were $167.9 million, or $2.36 per diluted share, compared to Normalized FFO for the year ended December 31, 2015 of $168.7 million, or $2.39 per diluted share.

Reconciliations of net income (loss) determined in accordance with GAAP to FFO and Normalized FFO for the years ended December 31, 2016 and 2015 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended December 31, 2016, GOV entered into new and renewal leases for 386,972 rentable square feet at weighted (by rentable square feet) average rents that were 4.3% above prior rents for the same space. The weighted average (by rentable square feet) lease term for leases entered into during the quarter ended December 31, 2016 was 3.3 years. Leasing capital commitments for new and renewal leases entered into during the quarter ended December 31, 2016 were $3.5 million, or $2.70 per square foot, per weighted average lease year.

As of December 31, 2016, 95.1% of GOV’s rentable square feet at properties classified as continuing operations was leased. This compares with 95.0% as of September 30, 2016 and 94.5% as of December 31, 2015. Occupancy for properties classified as continuing operations and owned continuously since October 1, 2015, or same properties, was 95.1% as of December 31, 2016, which compares with 95.2% as of September 30, 2016 and 94.8% as of December 31, 2015. Same properties cash basis net operating income, or Cash Basis NOI, increased 5.5% for the quarter ended December 31, 2016 compared to the same period in 2015.

Reconciliations of net income (loss) determined in accordance with GAAP to net operating income, or NOI, and to Cash Basis NOI for the quarters and years ended December 31, 2016 and 2015 appear later in this press release.

Recent Acquisition Activities:

As previously disclosed, in August 2016, GOV entered an agreement to acquire transferable development rights that would allow GOV to expand a property that it owns in Washington, D.C. for a purchase price of $2.0 million, excluding acquisition costs. This acquisition is currently expected to occur in the third quarter of 2017.

In December 2016, GOV acquired an office property (one building) located in Rancho Cordova, CA with 82,896 rentable square feet for a purchase price of $13.9 million, excluding acquisition costs. This property is 100% leased, including 77% leased to the State of California with a remaining lease term of 7.2 years as of the date of acquisition.

Also in December 2016, GOV acquired an office property (three buildings) located in Chantilly, VA with 409,478 rentable square feet for a purchase price of $104.2 million, excluding acquisition costs. This property is 98% leased to three government contractors with a remaining average lease term of 6.1 years as of the date of acquisition.

In January 2017, GOV acquired an office property (one building) located in Manassas, VA with 69,374 rentable square feet for a purchase price of $13.2 million, excluding acquisition costs. This property is 100% leased to Prince William County with a remaining lease term of 9.1 years as of the date of acquisition.

Recent Disposition Activities:

As previously disclosed, in March 2016, GOV has entered an agreement to sell an office property (one building) located in Falls Church, VA with 164,746 rentable square feet and a net book value of $12.3 million at December 31, 2016. The contract sales price is $13.1 million, excluding closing costs. This sale is currently expected to occur in the first quarter of 2017.

Conference Call:

On Wednesday, February 22, 2017, at 11:00 a.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss GOV’s fourth quarter and full year 2016 results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Wednesday, March 1, 2017. To hear the replay, dial (412) 317-0088. The replay pass code is 10099875. A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s fourth quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Fourth Quarter 2016 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants. GOV is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached to this news release for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN'S STATEMENTS REGARDING GOV'S QUARTERLY LEASING ACTIVITY AND IMPROVED OCCUPANCY AND SAME PROPERTY NOI MAY IMPLY THAT THESE MEASURES MAY CONTINUE TO INCREASE. HOWEVER, THERE CAN BE NO ASSURANCE THAT GOV'S OCCUPANCY OR SAME PROPERTY NOI WILL INCREASE IN THE FUTURE OR REMAIN AT CURRENT LEVELS OR THAT FUTURE LEASING ACTIVITY WILL RESULT IN HIGHER RENTAL RATES THAN PREVIOUS LEASES FOR THE SAME SPACE OR INCREASED SAME PROPERTY NOI. IN FACT, GOV'S FUTURE PROPERTY OCCUPANCIES AND SAME PROPERTY NOI MAY DECREASE AND ANY FUTURE LEASING ACTIVITY MAY YIELD LOWER RENTAL RATES THAN PREVIOUS LEASES FOR THE SAME SPACE.

•
GOV HAS ENTERED INTO AN AGREEMENT TO ACQUIRE CERTAIN TRANSFERABLE DEVELOPMENT RIGHTS. THIS TRANSACTION IS SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE.

•
GOV HAS ENTERED INTO AN AGREEMENT TO SELL ONE PROPERTY. THIS TRANSACTION IS SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust
Consolidated Statements of Income (Loss)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Rental income	$66,030	$61,685	$258,180	$248,549

Expenses:
Real estate taxes	7,893	7,087	30,703	29,906
Utility expenses	3,939	4,128	17,269	17,916
Other operating expenses	14,259	13,766	54,290	50,425
Depreciation and amortization	18,440	17,021	73,153	68,696
Acquisition related costs	828	352	1,191	811
General and administrative	3,547	3,395	14,897	14,826
Total expenses	48,906	45,749	191,503	182,580

Operating income	17,124	15,936	66,677	65,969
Dividend income	304	811	971	811
Interest income	95	—	158	14
Interest expense (including net amortization of debt premium and discounts
and debt issuance costs of $808, $355, $2,832 and $1,376, respectively)	(12,774)	(9,114)	(45,060)	(37,008)
Gain on early extinguishment of debt	—	—	104	34
Loss on distribution to common shareholders of The RMR Group Inc. common stock	—	(12,368)	—	(12,368)
Net gain (loss) on issuance of shares by Select Income REIT	(2)	—	86	(42,145)
Loss on impairment of Select Income REIT investment	—	—	—	(203,297)
Income (loss) from continuing operations before income taxes
and equity in earnings of investees	4,747	(4,735)	22,936	(227,990)
Income tax expense	(38)	(37)	(101)	(86)
Equity in earnings of investees	7,516	2,568	35,518	18,640
Income (loss) from continuing operations	12,225	(2,204)	58,353	(209,436)
Loss from discontinued operations	(160)	(135)	(589)	(525)
Income (loss) before gain on sale of property	12,065	(2,339)	57,764	(209,961)
Gain on sale of property	—	—	79	—
Net income (loss)	$12,065	$(2,339)	$57,843	$(209,961)

Weighted average common shares outstanding (basic)	71,079	71,030	71,050	70,700
Weighted average common shares outstanding (diluted)	71,079	71,030	71,071	70,700

Per common share amounts (basic and diluted):
Income (loss) from continuing operations	$0.17	$(0.03)	$0.82	$(2.96)
Loss from discontinued operations	$—	$—	$(0.01)	$(0.01)
Net income (loss)	$0.17	$(0.03)	$0.81	$(2.97)

Government Properties Income Trust
Funds from Operations and Normalized Funds from Operations (1)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income (loss)	$12,065	$(2,339)	$57,843	$(209,961)
Add: Depreciation and amortization	18,440	17,021	73,153	68,696
FFO attributable to SIR investment	17,618	12,144	71,227	56,105
Less: Equity in earnings of SIR	(7,486)	(2,618)	(35,381)	(18,620)
Gain on sale of property	—	—	(79)	—
FFO	40,637	24,208	166,763	(103,780)
Add: Acquisition related costs	828	352	1,191	811
Loss on distribution to common shareholders of RMR common stock	—	12,368	—	12,368
Loss on issuance of shares by SIR	2	—	2	42,145
Loss on impairment of SIR investment	—	—	—	203,297
Normalized FFO attributable to SIR investment	17,684	18,835	71,313	70,012
Less: FFO attributable to SIR investment	(17,618)	(12,144)	(71,227)	(56,105)
Gain on early extinguishment of debt	—	—	(104)	(34)
Gain on issuance of shares by SIR	—	—	(88)	—
Normalized FFO	$41,533	$43,619	$167,850	$168,714

Weighted average common shares outstanding (basic)	71,079	71,030	71,050	70,700
Weighted average common shares outstanding (diluted)	71,079	71,030	71,071	70,700

Per common share amounts (basic and diluted):
Net income (loss)	$0.17	$(0.03)	$0.81	$(2.97)
FFO	$0.57	$0.34	$2.35	$(1.47)
Normalized FFO	$0.58	$0.61	$2.36	$2.39
Distributions declared per share	$0.43	$0.43	$1.72	$1.72

(1)
GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to an equity investment and equity in earnings of an equity investee but excluding impairment charges on real estate assets, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV's calculation of Normalized FFO differs from NAREIT's definition of FFO because GOV includes the difference between FFO and Normalized FFO attributable to GOV’s equity investment in Select Income REIT, or SIR, GOV includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of GOV’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year, and GOV excludes acquisition related costs, gains or losses on early extinguishment of debt, loss on impairment of SIR investment, gains or losses on issuance of shares by SIR and loss on distribution to common shareholders of RMR common stock. GOV considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and operating income. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV's operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV's qualification for taxation as a REIT, limitations in GOV’s credit agreement and public debt covenants, the availability to GOV of debt and equity capital, GOV's expectation of its future capital requirements and operating performance, GOV’s receipt of distributions from SIR and GOV’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss) or operating income as an indicator of GOV's operating performance or as a measure of GOV’s liquidity. These measures should be considered in conjunction with net income (loss) and operating income as presented in GOV's Consolidated Statements of Income (Loss). Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

Government Properties Income Trust
Calculation and Reconciliation of Property Net Operating Income (NOI) and Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Calculation of NOI and Cash Basis NOI (2):
Rental income	$66,030	$61,685	$258,180	$248,549
Property operating expenses	(26,091)	(24,981)	(102,262)	(98,247)
Property net operating income (NOI)	39,939	36,704	155,918	150,302
Non-cash straight line rent adjustments included in rental income (3)	(902)	(1,159)	(2,691)	(3,978)
Lease value amortization included in rental income (3)	355	293	1,457	1,155
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(484)	(246)
Cash Basis NOI	$39,271	$35,717	$154,200	$147,233

Reconciliation of NOI and Cash Basis NOI to Net Income (Loss):
Cash Basis NOI	$39,271	$35,717	$154,200	$147,233
Non-cash straight line rent adjustments included in rental income (3)	902	1,159	2,691	3,978
Lease value amortization included in rental income (3)	(355)	(293)	(1,457)	(1,155)
Non-cash amortization included in property operating expenses (4)	121	121	484	246
NOI	39,939	36,704	155,918	150,302
Depreciation and amortization	(18,440)	(17,021)	(73,153)	(68,696)
Acquisition related costs	(828)	(352)	(1,191)	(811)
General and administrative	(3,547)	(3,395)	(14,897)	(14,826)
Operating income	17,124	15,936	66,677	65,969
Dividend income	304	811	971	811
Interest income	95	—	158	14
Interest expense	(12,774)	(9,114)	(45,060)	(37,008)
Gain on early extinguishment of debt	—	—	104	34
Loss on distribution to common shareholders of RMR common stock (5)	—	(12,368)	—	(12,368)
Net gain (loss) on issuance of shares by SIR	(2)	—	86	(42,145)
Loss on impairment of SIR investment	—	—	—	(203,297)
Income tax expense	(38)	(37)	(101)	(86)
Equity in earnings of investees	7,516	2,568	35,518	18,640
Income (loss) from continuing operations	12,225	(2,204)	58,353	(209,436)
Loss from discontinued operations	(160)	(135)	(589)	(525)
Income (loss) before gain on sale of property	12,065	(2,339)	57,764	(209,961)
Gain on sale of property	—	—	79	—
Net income (loss)	$12,065	$(2,339)	$57,843	$(209,961)

Reconciliation of NOI to Same Property NOI (6) (7):
Rental income	$66,030	$61,685	$258,180	$248,549
Property operating expenses	(26,091)	(24,981)	(102,262)	(98,247)
Property NOI	39,939	36,704	155,918	150,302
Less: NOI of properties not included in same property results	(1,759)	—	(5,124)	(884)
Same property NOI	$38,180	$36,704	$150,794	$149,418

Calculation of Same Property Cash Basis NOI (6) (7):
Same property NOI	$38,180	$36,704	$150,794	$149,418
Plus: Lease value amortization included in rental income (3)	384	293	1,496	1,155
Less: Non-cash straight line rent adjustments included in rental income (3)	(749)	(1,159)	(2,362)	(4,067)
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(483)	(241)
Same property Cash Basis NOI	$37,694	$35,717	$149,445	$146,265

(1)
GOV calculates NOI and Cash Basis NOI as shown above. The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to GOV’s property level results of operations. GOV defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because GOV records those amounts as depreciation and amortization. GOV defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. GOV considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income (loss) because they may help both investors and management to understand the operations of GOV’s properties. GOV uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and GOV believes that NOI and Cash Basis NOI provide useful information to investors regarding GOV’s results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss) or operating income as an indicator of our operating performance or as a measure of GOV’s liquidity. These measures should be considered in conjunction with net income (loss) and operating income as presented in GOV’s Consolidated Statements of Income (Loss). Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than GOV does.

(2)	Excludes one property (one building) classified as discontinued operations.

(3)
GOV reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to GOV by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4)
GOV recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price GOV paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(5)
Amount represents a non-cash loss recorded as a result of the closing price of RMR common stock being lower than GOV's carrying amount per share on the day RMR common stock was distributed to GOV's shareholders.

(6)
For the three months ended December 31, 2016 and 2015, same property NOI and same property cash basis NOI are based on properties GOV owned as of December 31, 2016 and which it owned continuously since October 1, 2015, excluding one property (one building) classified as discontinued operations.

(7)
For the years ended December 31, 2016 and 2015, same property NOI and same property cash basis NOI are based on properties GOV owned as of December 31, 2016 and which it owned continuously since January 1, 2015, excluding one property (one building) classified as discontinued operations.

Government Properties Income Trust
Consolidated Balance Sheets
(amounts in thousands, except share data)
(unaudited)

	As of December 31,
	2016	2015
ASSETS
Real estate properties:
Land	$267,855	$253,058
Buildings and improvements	1,620,905	1,443,074
Total real estate properties, gross	1,888,760	1,696,132
Accumulated depreciation	(296,804)	(255,879)
Total real estate properties, net	1,591,956	1,440,253
Equity investment in Select Income REIT	487,708	491,369
Assets of discontinued operations	12,541	12,468
Assets of property held for sale	—	3,098
Acquired real estate leases, net	124,848	118,267
Cash and cash equivalents	29,941	8,785
Restricted cash	530	1,022
Rents receivable, net	48,458	45,269
Deferred leasing costs, net	21,079	14,299
Other assets, net	68,005	33,680
Total assets	$2,385,066	$2,168,510

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$160,000	$117,000
Unsecured term loans, net	547,171	546,490
Senior unsecured notes, net	646,844	345,809
Mortgage notes payable, net	27,837	136,299
Liabilities of discontinued operations	45	54
Liabilities of property held for sale	—	43
Accounts payable and other liabilities	54,019	50,543
Due to related persons	3,520	2,886
Assumed real estate lease obligations, net	10,626	12,735
Total liabilities	1,450,062	1,211,859

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares
authorized, 71,177,906 and 71,126,308 shares issued and outstanding, respectively	712	711
Additional paid in capital	1,473,533	1,472,482
Cumulative net income	96,329	38,486
Cumulative other comprehensive income (loss)	26,957	(14,867)
Cumulative common distributions	(662,527)	(540,161)
Total shareholders’ equity	935,004	956,651
Total liabilities and shareholders’ equity	$2,385,066	$2,168,510